EXHIBIT 5
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                            IRS DETERMINATION LETTER

INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201
                                          Employer Identification Number:
Date: September 13, 2002                             06-0273620
                                          DLN
WEBSTER BANK                                         17007008090032
C/O JOHN V GALIETTE                       Person to Contact:
REID AND RIEGE PC                                    SONJA HALL        ID# 52171
ONE STATE ST                              Contact Telephone Number:
HARTFORD, CT 06103-0000                              (877) 829-5500
                                          Plan Name:
                                          WEBSTER BANK INVESTMENT PLAN

                                          Plan Number: 003

Dear Applicant:

          We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

          Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401--1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

          The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          This determination letter is applicable for the amendment(s) executed on October 22, 2001.

          This determination letter is also applicable for the amendment(s) dated on December 17, 2001.

          This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000.

WEBSTER BANK

Pub. L. 106-554.

          This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

          The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1--800-998-7542 for a free copy of the SPD card.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                             Sincerely yours,


                                             /S/ Paul T. Shultz
                                             -----------------------------------
                                             Paul T. Shultz
                                             Director,
                                             Employee Plans Rulings & Agreements

Enclosures:
Publication 794


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